Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN SALE AND SERVICING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN SALE AND SERVICING AGREEMENT (this “First Amendment”), dated as of September 30, 2015 (the “Effective Date”), is entered into by and among DRI Quorum 2010 LLC, a Delaware limited liability company, as Seller (the “Seller”), Quorum Federal Credit Union, a federally chartered credit union, as Buyer (the “Buyer”), Diamond Resorts Financial Services, Inc., a Nevada corporation, as Servicer (the “Servicer”), and Wells Fargo Bank, National Association, a national banking association, as Back-Up Servicer (the “Back-Up Servicer”).

RECITALS

WHEREAS, the Buyer and the Seller have previously entered into that certain Loan Sale and Servicing Agreement, dated as of April 30, 2010, as amended by that certain Amended and Restated Loan Sale and Servicing Agreement, dated as of December 31, 2012 (as may be amended, supplemented or restated from time to time, the “Amended and Restated Loan Sale and Servicing Agreement”).

WHEREAS, the parties hereto desire to modify the Amended and Restated Loan Sale and Servicing Agreement as set forth in this First Amendment.

WHEREAS, capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Loan Sale and Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Section 1 to the Amended and Restated Loan Sale and Servicing Agreement is hereby amended to substitute and add, as applicable, the following defined terms:

“Affiliate” means any Person: (i) which directly or indirectly controls, or is controlled by, or is under common control with the affiliated Person; (ii) which directly or indirectly beneficially owns or holds ten percent (10%) or more of the voting securities of the affiliated Person; or (iii) for which ten percent (10%) or more of the voting securities of which is directly or indirectly beneficially owned or held by the affiliated Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Authoritative Copy” means a document, utilizing the electronic signature services of DocuSign that becomes part of an Electronic Timeshare Loan File which is unique, identifiable and has no watermark or other marking that would indicate that it is a “copy” or “duplicate” or not an original or not an “authoritative copy”.

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“Buyer Purchase Price Percentage” shall mean, as of any date of determination and with respect to any Sale Date Loan Pool, the percentage as set forth in, as applicable, the related Buyer Purchase Confirmation or the Buyer Commitment Purchase Confirmation.

“Commitment Period” shall mean the period commencing on the Effective Date and continuing until December 31, 2017. The Buyer may, in its sole discretion, extend the term of the Commitment Period for additional periods by written notice to the Seller. The Seller shall provide such documentation and information reasonably requested by the Buyer to evaluate in connection with the determination to grant an extension of the Commitment Period.

“Cumulative Default Level” shall mean, as of any date of determination, (i) the sum of the Loan Balances of all Defaulted Timeshare Loans since the Closing Date divided by (ii) the sum of the Loan Balances of all Timeshare Loans in all Sale Date Loan Pools since the Closing Date (expressed as a percentage).

“Default Level” for any Due Period is equal to the sum of the Loan Balances of all Timeshare Loans that meet the definition of “Defaulted Timeshare Loan” herein divided by the Aggregate Loan Balance of all Timeshare Loans calculated as of the first day of such Due Period (expressed as a percentage).

“Defaulted Timeshare Loan” means any Timeshare Loan sold to the Buyer for which any of the earliest following events may have occurred: (i) any scheduled payment or part thereof has been delinquent more than 180 days from its original due date as of the last day of the related Due Period, (ii) the Servicer has actual knowledge of a bankruptcy event that has occurred with respect to the related Obligor or has initiated cancellation, foreclosure or similar proceedings with respect to the related Points or has received the related deed or assignment in lieu of foreclosure, or (iii) provided that a scheduled payment or portion thereof for such Timeshare Loan is at least one day delinquent, the Servicer has determined that such Timeshare Loan should be written off in accordance with the Collection Policy.

“Delinquency Level” for any Due Period is equal to the sum of the Loan Balances of the Timeshare Portfolio that are more than 60 days but less than 181 days delinquent divided by the Aggregate Loan Balance of all Timeshare Loans calculated as of the last day of such Due Period (expressed as a percentage).

“Deliver” means (x) with respect to a Tangible Timeshare Loan File, to deliver physical possession of such Tangible Timeshare Loan File via reputable overnight delivery service and (y) with respect to an Electronic Timeshare Loan File, to direct the transfer of such Electronic Timeshare Loan File from the vault partition of the Seller to the Warehouse Vault Partition. The terms “Delivery” and “Delivered” shall have corollary meanings.

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“DocuSign” means DocuSign Inc., a Washington corporation.

“DocuSign System” means the electronic signature services and the accompanying technology system comprised of proprietary and third party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials of DocuSign that assists in electronic contracting in the timeshare industry.

“Electronic Obligor Note” means an Obligor Note which was created electronically using the DocuSign System and stored using the eOriginal System in a manner in which: (1) a single Authoritative Copy of the Obligor Note exists which is unique, identifiable and, except as otherwise provided in subparagraphs (4), (5) and (6) below, unalterable; (2) the Authoritative Copy is maintained in clean format and is held in a vault partition managed by the Custodian that identifies Buyer as the secured party of the Obligor Note; (3) the Authoritative Copy is communicated to and maintained by the Custodian, as the designated custodian of the Indenture Trustee; (4) copies or revisions that add or change an identified assignee of the Authoritative Copy can be made only with the participation of the Custodian, as the designated custodian of the Buyer; (5) each copy of the Authoritative Copy and any copy of a copy is readily identifiable as a copy that is not the Authoritative Copy; and (6) any revision of the Authoritative Copy is readily identifiable as an authorized or unauthorized revision.

“Electronic Timeshare Loan File” means a Timeshare Loan File, the contents of which were created electronically using the DocuSign System.

“eOriginal” means eOriginal, Inc., a Delaware corporation.

“eOriginal System” means the electronic vaulting and management services and accompanying technology system comprised of proprietary and third party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials of eOriginal that enable electronic contract vaulting in the timeshare industry.

“Expiration of Rescission Period” shall mean the end of the statutory period under applicable jurisdiction permitting the Obligor’s cancelation of the purchase of a vacation ownership interest.

“Holdings” means Diamond Resorts International Inc., a Delaware corporation and successor in interest to Diamond Resorts Parent, LLC.

“Initial Servicer” means Diamond Resorts Financial Services, Inc.

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“Minimum Committed Amount” shall mean, during the Commitment Period, the amount of one hundred million dollars ($100,000,000.00).

“Pre-Funding Conditions” shall mean (a) passage of the applicable rescission period without a rescission occurring, (b) satisfaction by the Seller of all prior liens of record, (c) completion of the loan servicing setup process customarily performed, (d) confirmation by the Buyer that the applicable Obligors are members of Buyer, (e) confirmation by the Buyer that the Seller accurately applied the Buyer’s underwriting criteria with respect to the timeshare loans, and (f) transmittal to appropriate recording office of documents required to be recorded, if any.

“Required Legend” means a legend applied by the eOriginal System to every page of a document within an Electronic Timeshare Loan File, which shall read as follows: “DRI Quorum 2010 LLC, with Quorum Federal Credit Union as the Buyer and secured party through its designated custodian, Wells Fargo Bank, National Association.”

“Sale Date” shall mean the date on which the funding of a Sale by the Buyer occurs.

“Settlement and Funding Notice” shall mean the notice provided by the Seller to the Buyer, in the form of Exhibit K attached hereto and incorporated herein, confirming the Pre-Funding Conditions have been satisfied and establishing the proposed Sale Date.

“Tangible Obligor Note” means an Obligor Note which was created in paper format.

“Tangible Timeshare Loan File” means a Timeshare Loan File, the contents of which were created in paper format.

“Target Net Investment Amount” shall mean as of any Distribution Date with respect to the Aggregate Sale Date Loan Pool, the product of (a) the Target Net Investment Percentage and (b) the Aggregate Loan Balance of all Performing Loans.

“Target Net Investment Percentage” shall mean as of any Distribution Date and with respect to any Sale Date Loan Pool, (a) prior to the occurrence of a Timeshare Portfolio Performance Event, the percentage as set forth in, as applicable, the related Buyer Purchase Confirmation or the Buyer Commitment Purchase Confirmation or (b) on or after the occurrence of a Timeshare Portfolio Performance Event, the lesser of (1) the percentage as set forth in, as applicable, the related Buyer Purchase Confirmation or the Buyer Commitment Purchase Confirmation and (2) the ratio of (i) the Net Investment Amount as of the beginning of the Due Period for such Sale Date Loan Pool to (ii) the Aggregate Loan Balance as of the beginning of the Due Period of such Sale Date Loan Pool. Both amounts in (b)(2)(i) and (b)(2)(ii) as of the earlier to occur of (x) the Distribution Date immediately prior to such date of

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determination or (y) the most recent Distribution Date, if any, upon which a Timeshare Portfolio Performance Event was cured, such ratio expressed as a percentage.

“Timeshare Portfolio Performance Event” shall have occurred if, as of any date of determination for the Aggregate Sale Date Loan Pool, (a) the average of the Delinquency Levels for the three (3) immediately preceding Due Periods is greater than the percentage specified in the Buyer Commitment Purchase Confirmation or the Buyer Purchase Confirmation, as applicable, related to all Sale Date Loan Pools, or (b) the average of the Default Levels for the three (3) immediately preceding Due Periods is greater than the percentage specified in the Buyer Commitment Purchase Confirmation or the Buyer Purchase Confirmation, as applicable, related to all Sale Date Loan Pools, or (c) the Cumulative Default Level is greater than the percentage set forth in the Buyer Commitment Purchase Confirmation or the Buyer Purchase Confirmation, as applicable, related to all Sale Date Loan Pools.

“Undertaking Parties” means Diamond Resorts Corporation, Diamond Resorts Holdings, LLC and Holdings.

“Warehouse Vault Partition” means the segregated partition of the eOriginal System maintained by the Custodian in the name of the Seller.

The definition of “Schedule of Timeshare Loans” shall be amended by adding the following item to the end thereof: “12. Electronic Timeshare Loan File/Tangible Timeshare Loan File”.

The definition of “Timeshare Loan File” shall be amended by adding the following at the end thereof: “For purposes of this definition, the term “original” shall include an “Authoritative Copy”.

2.Sections 3(a), (b), (c), (d) and (e) of the Amended and Restated Loan Sale and Servicing Agreement are hereby deleted in their entirety and replaced with the following:

(a)     General Process. During the Purchase Period, and subject to the terms and conditions of this Agreement, the Seller shall deliver to the Buyer a written assignment in substantially the form of Exhibit E attached hereto (a “Sale Notice”) no later than six (6) calendar days after the Expiration of Rescission Period related to such timeshare loans. An electronic file detailing each Timeshare Loan the Seller is intending to sell to the Buyer shall be delivered by the Seller to the Buyer with the Sale Notice. The Buyer may act without liability upon the basis of written notice believed by the Buyer in good faith to be from the Seller (or from any Authorized Officer thereof designated in writing by the Seller to the Buyer). The Buyer shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Sale on behalf of the Seller until the Buyer receives written notice to the contrary. The Buyer shall acknowledge the Sale Notice by returning a signed copy to the

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Seller. The Buyer shall have no duty to verify the authenticity of the signature appearing on any written Sale Notice.

(b)     Commitment Period. During the Commitment Period, the Buyer shall be obligated to purchase Eligible Timeshare Loans from the Seller such that the Buyer’s Net Investment Amount never exceeds the Minimum Committed Amount subject only to (i) the Seller offering through a Sale Notice to the Buyer Eligible Timeshare Loans with aggregate Loan Balances in a sufficient amount during the Commitment Period not to exceed the Minimum Committed Amount, (ii) satisfaction of the Pre-Funding Conditions, (iii) the monthly and annual limitations set forth in section 3(g), and (iv) there being no occurrence and continuance of an Event of Default or a Timeshare Portfolio Performance Event. No later than the month following the Sale Notice, the Seller shall deliver to the Buyer a list of Timeshare Loans ready for funding along with the Settlement and Funding Notice. The Buyer shall issue a commitment purchase confirmation with such terms as are contained in the form of Exhibit F-1 attached hereto and incorporated herein by this reference, together with such percentage rates, fees and default levels as shall be agreed to by the Buyer and Seller as of the Effective Date (a “Buyer Commitment Purchase Confirmation”) by 5:00 p.m. (New York City time) on the third (3rd) Business Day from the date of the Settlement and Funding Notice. The Buyer Commitment Purchase Confirmation shall note any Timeshare Loans that do not constitute an Eligible Timeshare Loan and shall establish a Sale Date no later than two (2) Business Days from the date of the Buyer Commitment Purchase Confirmation. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller.

Notwithstanding the foregoing, the obligation of the Buyer to purchase Eligible Timeshare Loans during the Commitment Period as set forth in this Section 3(b) is subject to applicable laws, regulations and guidelines or directives of the National Credit Union Association (“NCUA”), as modified from time to time (“NCUA Regulations”); provided, however, that the Buyer (i) represents and warrants to the Seller that, as of the Closing Date, there are no NCUA Regulations that in any way affect or limit the Buyer’s obligation to purchase Eligible Timeshare Loans pursuant to this Section 3(b) or any related Conveyed Timeshare Property from the Seller and (ii) covenants and agrees to deliver written notice to the Seller not less than ninety (90) days prior to the effectiveness of any NCUA Regulations that could reasonably be expected to affect or limit the Buyer’s obligation to purchase Eligible Timeshare Loans pursuant to this Section 3(b) or any related Conveyed Timeshare Property from the Seller.

(c)     After the Commitment Period. After the expiration of the Commitment Period, if the Seller delivers a Sale Notice to the Buyer and if the Buyer intends to enter into such Sale with the Seller upon such terms, then the Buyer shall confirm, by signing and returning such Sale Notice to the Seller within one Business Day.

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During the month following the date of the Sale Notice, the Seller shall deliver to the Buyer the Settlement and Funding Notice. The Buyer shall issue a purchase confirmation in substantially the form in Exhibit F-2 attached hereto (a “Buyer Purchase Confirmation”) by 5:00 p.m. (New York City time) on the third (3rd) Business Day from the date of the Settlement and Funding Notice. The Buyer Purchase Confirmation shall specify items including the following (w) the Buyer Purchase Price Percentage, (x) the Initial Purchase Price Installment for such Sale Date Loan Pool, (y) the Program Fee Rate, and (z) any fees and expenses payable by the Seller to the Buyer. The Buyer Commitment Purchase Confirmation shall note any Timeshare Loans that do not constitute an Eligible Timeshare Loan and shall establish a Sale Date no later than two (2) Business Days from the date of the Buyer Commitment Purchase Confirmation. If the Seller decides to reject any Buyer Purchase Confirmation, it must provide notice to the Buyer no later than 5:00 p.m. (New York City time) on the Business Day immediately following the date of the Buyer Commitment Purchase Confirmation. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller.

(d)    Program Fee Rate. The Program Fee Rate applicable during the six (6) month period following the Effective Date shall be as agreed to by the Buyer and Seller. The Buyer shall provide ninety (90) days' prior written notice of any change in the Program Fee Rate.

(e)    Buyer Purchase Price Percentage. For all Sale Date Loan Pools purchased by the Buyer from the Seller during the first six (6) months of the Commitment Period, the Buyer Purchase Price Percentage shall be as agreed to by the Buyer and Seller. For all Sale Date Loan Pools purchased after the first six (6) months of the Commitment Period, the Buyer Purchase Price Percentage may be reviewed and adjusted as the Buyer deems appropriate; provided, that the Buyer shall provide the Seller ninety (90) days’ prior written notice of any change in the Buyer Purchase Price Percentage. All determinations of the Buyer Purchase Price Percentage shall be based upon historical portfolio performance and other relevant information.

3.Section 3(g) is hereby added as follows:

(g)    Limit on Monthly and Annual Purchase Obligations. Notwithstanding the Minimum Committed Amount, Buyer shall not be obligated to purchase any Eligible Timeshare Loans such that the aggregate Initial Purchase Price Installment exceeds (i) twenty-two million five hundred thousand dollars ($22,500,000.00) within any thirty (30) day period and (ii) fifty-four million dollars ($54,000,000.00) within any one (1) year period. Purchase obligations specified herein are subject to applicable laws, regulations and guidelines or directives of the National Credit Union Administration, as may be modified from time to time.

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4.Section 5(a)(viii) is deleted in its entirety and replaced with the following:

(viii)    No Material Adverse Effect. Since the end of Holdings’ most recent, audited fiscal year, there has been no Material Adverse Effect with respect to any Diamond Resorts Party.

5.Section (ff) of Schedule 1 is deleted in its entirety and replaced with the following:

(ff)     the percentage of Timeshare Loans where the Obligor is not a resident of the United States, Canada, Puerto Rico, the U.S. Virgin Islands, U.S. military bases, Australia, New Zealand, Japan or China does not exceed two percent (2%) of the aggregate balance of Timeshare Loans in the Aggregate Sale Date Loan Pool;

6.The Amended and Restated Custodial Agreement dated as of the date hereof and attached hereto as Exhibit A replaces the Custodial Agreement dated as of April 30, 2010.

7.The Sale Notice attached hereto as Exhibit E replaces the existing Sale Notice appearing as Exhibit E to the Amended and Restated Loan Sale and Servicing Agreement.

8.Exhibits F-1, F-2 and K to the Amended and Restated Loan Sale and Servicing Agreement are deleted in their entirety and replaced by Exhibits F-1, F-2 and K attached hereto.

9.In each place that the term “Diamond Resorts Parent, LLC” is found, the defined term “Holdings” or “Diamond Resorts International, Inc.” shall be substituted in its place and stead, as the context may require.

10.Notwithstanding any terms in the Amended and Restated Loan Sale and Servicing Agreement to the contrary, the parties agree to modify the purchase and funding process as described in this First Amendment in order to more fully reflect the intent of the Buyer and to comply with the directives and requirements of the NCUA.

11.In the event of any conflict among the terms of the Amended and Restated Loan Sale and Servicing Agreement and the other Transaction Documents as modified by this First Amendment, the terms of the Amended and Restated Loan Sale and Servicing Agreement as modified by this First Amendment shall govern and control. All terms and provisions of the Transaction Documents corresponding to terms and provisions of the Amended and Restated Loan Sale and Servicing Agreement prior to the date of this First Amendment shall be deemed modified in accordance with the terms of this First Amendment.

12.Except as specifically set forth herein, this First Amendment shall not modify, alter, change, or affect any of the other terms or conditions of the Amended and Restated Loan Sale and Servicing Agreement. All capitalized terms herein shall have the meaning given to them in the Amended and Restated Loan Sale and Servicing Agreement, unless otherwise provided herein.

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(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date set forth above.

THE BUYER:	QUORUM FEDERAL CREDIT UNION By: /s/ Bruno Sementilli_________ Name: Bruno Sementilli, Title: President and CEO
THE SELLER:	DRI QUORUM 2010 LLC By: /s/ Lillian Luu_____________ Name: Lillian Luu Title: Treasurer
THE SERVICER:	DIAMOND RESORTS FINANCIAL SERVICES, INC. By: /s/ David Womer___________ Name: David Womer Title: President
THE BACK-UP SERVICER:	WELLS FARGO BANK, N.A. By: /s/ Sue Larson_____________ Name: Sue Larson Title: Vice President

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Execution

EXHIBIT A

AMENDED AND RESTATED CUSTODIAL AGREEMENT

(see pages immediately following)

AMENDED AND RESTATED
CUSTODIAL AGREEMENT
This Amended and Restated Custodial Agreement (this “Custodial Agreement”), dated as of September 30, 2015, amends and restates that certain Custodial Agreement dated as of April 30, 2010, entered into by and among Wells Fargo Bank, National Association, as custodian (in such capacity, the “Custodian”), DRI Quorum 2010 LLC, a Delaware limited liability company, as seller (the “Seller”), Quorum Federal Credit Union, as buyer (the “Buyer”) and Diamond Resorts Financial Services, Inc. as servicer (in such capacity, the “Servicer”).
R E C I T A L S
WHEREAS, pursuant to that certain Loan Sale and Servicing Agreement, dated as of April 30, 2010, as amended by that certain Amended and Restated Loan Sale and Servicing Agreement dated as of December 31, 2012, as further amended by that certain First Amendment to the Amended and Restated Loan Sale and Servicing Agreement dated as of the date hereof (as may be amended from time to time, the “Sale Agreement”), by and between the Seller, the Buyer, the Servicer and Wells Fargo Bank, National Association, as the back-up servicer, the Buyer has been and shall continue to acquire Timeshare Loans from time to time;
WHEREAS, the Seller shall Deliver or cause to be Delivered the Timeshare Loan Files related to each Timeshare Loan to the Custodian in accordance with the Sale Agreement, to be held on behalf of and for the benefit of the Buyer; and
WHEREAS, the Buyer desires that the Custodian hold the Timeshare Loan Files and other related documents as the custodian for, and bailee of, the Buyer in accordance with the terms and conditions of this Custodial Agreement.
Capitalized terms used but not defined herein shall have the meanings specified in the Sale Agreement. For purposes of this Custodial Agreement, in the context of “control” of an Electronic Timeshare Loan File (or any documents a part thereof), a party has “control” of such Electronic Timeshare Loan File (or document a part thereof) if it would have control as described in Section 9-105 of the UCC with respect to control of electronic chattel paper; provided, that it is agreed and understood by the Seller and the Buyer (and the Seller and the Buyer hereby direct Custodian to agree) that no record comprising any Electronic Timeshare Loan File constitutes “electronic chattel paper”.
NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:
ARTICLE I
CUSTODY OF TIMESHARE LOANS
Section 1.1.    Custodian to Act as Agent; Delivery of Timeshare Loan Files.
(a)    Appointment. Wells Fargo Bank, National Association has been and continues to be appointed as the Custodian with respect to the Timeshare Loan Files related to the Timeshare

Loans. The Custodian has and continues to accept such appointment and (i) has agreed to maintain and hold all Tangible Timeshare Loan Files received by it for the exclusive benefit of the Buyer and (ii) has agreed to maintain and have control of all Electronic Timeshare Loan Files received by it for the exclusive benefit of the Buyer. With respect to such Timeshare Loan Files, the Custodian agrees to act in accordance with and at the direction of this Custodial Agreement or in accordance with any directions of the Buyer. Except as specifically set forth herein, under no circumstances shall the Custodian (i) Deliver any Timeshare Loan Files to any other Person, or (ii) take any directions with respect to any Timeshare Loan Files from any other Person, without the express prior written consent of the Buyer.
(b)    Delivery. At least three (3) Business Days prior to each Sale Date and at least (2) Business Days prior to each Transfer Date (each, a “Delivery Date”), the Buyer shall cause to be Delivered to the Custodian by 9:00 a.m. (Central Time) (i) a Schedule of Timeshare Loans, identifying the Timeshare Loan Files related to the Timeshare Loans related to such Sale Date or such Transfer Date, in electronic format, and (ii) each of the items described in the definition of “Timeshare Loan Files”.
(c)    Custodian’s Review of Timeshare Loans; Certification.
(i)    Not later than 11:00 a.m. (EPT) on the Business Day prior to each Sale Date and each Transfer Date (as to Delivery of up to 500 Timeshare Loan Files; otherwise within a time period agreed upon by the Custodian, the Buyer and the Servicer), the Custodian shall certify to the Buyer, the Servicer and the Seller, that (i) all documents required to be Delivered to it pursuant to this Custodial Agreement are in the Custodian’s possession or control, as applicable, (ii) such documents appear regular on their face and relate to the appropriate Timeshare Loans and none of the Timeshare Loan Files contains evidence of any current claims, liens, security interests or encumbrances (other than the Lien of the Sale Agreement) and is not being held by or maintained by the Custodian for any other party, and (iii) based only on the Custodian’s examination of the Timeshare Loan Files; the Timeshare Loan Files for each of the related Timeshare Loans and shall deliver to the Buyer (with a copy to the Servicer and the Seller) the following:
(A)    a Trust Receipt in the form attached hereto as Exhibit A;
(B)    an on-hand report relating to the Timeshare Loans listed on the related Schedule of Timeshare Loans;
(C)    the related Material Exception Report, if any.
(ii)     In making the certifications set forth in the Trust Receipt, the Custodian may rely conclusively on the Schedule of Timeshare Loans and the documents constituting the Timeshare Loan Files, and the Custodian shall have no obligation to independently verify the correctness of such Schedule of Timeshare Loans or any Timeshare Loan File.
(iii)    In the event the Custodian shall obtain actual knowledge that any Timeshare Loan is defective on its face for a reason set forth on Annex A attached hereto (a “Material Exception”), the Custodian shall notify the Servicer, the Seller and the Buyer of such Material Exception in the applicable periodic report of the Material Exceptions applicable to the Timeshare Loans (a “Material Exception Report”). The Material Exception Report will also include deficiencies identified by the Custodian in accordance with the Trust Receipt, provided, however, a Material Exception shall only be defined to include those reasons set forth on Annex A.
(iv)    To assist the Custodian’s obligations set forth in this Section 1.1(c), the Servicer shall prepare and deliver to Custodian a checklist of documents in a form mutually acceptable to the Servicer, the Seller and the Buyer.
(d)    Custodial Loan Transmission. The Custodian shall provide a weekly Inventory Report and Material Exception Report electronically to the Buyer and the Servicer.
Section 1.2.    Duties with Respect to Timeshare Loans.
(a)    (i)     Prior to the occurrence and continuation of any Servicer Event of Default, the Servicer shall have the right to obtain documents from Tangible Timeshare Loan Files from the Custodian for servicing related purposes and to correct errors and omissions in the documents; provided that the aggregate of the Loan Balances of the related Timeshare Loans released to the Servicer shall not at any time exceed 5% of the Aggregate Loan Balance (which limit the Servicer shall be obligated to monitor and identify on each Request). The Custodian agrees to Deliver such documents to the Servicer by no later than three (3) Business Days after receipt from the Servicer of a request for release of Tangible Timeshare Loan Files as set forth in Exhibit B hereto (a “Request”) executed by the Servicer and delivered to the Custodian and the Buyer.
(ii)    The Servicer covenants and agrees to return all Tangible Timeshare Loan Files to the Custodian within twenty (20) days after transmittal thereby from the Custodian to the Servicer; provided that if the Servicer shall require a Tangible Timeshare Loan File for a period longer than twenty (20) days, the Servicer may, subject to three (3) days’ prior written notice to the Buyer (which notice must be specific as to the reason therefor), have a one-time extension of five (5) days.
(iii)    Notwithstanding clause (ii) above, if the Servicer shall have delivered an Officer’s Certificate to the Custodian and the Buyer in form and substance satisfactory to the Buyer that a Timeshare Loan is in the process of foreclosure and it is necessary for the Servicer to Deliver the related Tangible Timeshare Loan Files to an attorney-at-law to complete the foreclosure process, the Servicer may deliver such Tangible Timeshare Loan Files to such attorney-at-law so long as such attorney-at-law (A) is an Acceptable Attorney and (B) delivers an Attorney’s Bailee Letter in connection with such Tangible Timeshare Loan Files. An “Acceptable Attorney” is an attorney-at-law for whom the Buyer has not notified the Servicer is unacceptable. An “Attorney’s Bailee Letter” means a bailee letter in a form acceptable to the Buyer pursuant to which the related Acceptable Attorney (1) acknowledges receipt of each document included therein, (2) confirms that such Acceptable Attorney is holding such documents in trust and as bailee of the Buyer, for return as soon as possible, (3) agrees to return such Tangible Timeshare Loan Files within seven (7) Business Days following receipt thereof by such Acceptable Attorney; provided that if the jurisdiction requires a period longer than seven (7) Business Days to complete the foreclosure process, the related Acceptable Attorney may, after written notice to the Buyer, hold such Tangible Timeshare Loan Files for such longer period, not to exceed fifteen (15) Business Days, and (4) agrees that no later than three (3) Business Days prior to the foreclosure of any Timeshare Loan, it shall notify the Buyer and the Custodian in writing of the scheduled date of the foreclosure of the related Timeshare Loan (the “Scheduled Foreclosure Date”) or within one (1) Business Day, of any subsequent changes to the Scheduled Foreclosure Date.
(iv)    During such time that any documents are in the possession of the Servicer pursuant to this Section 1.2(a), the Servicer shall hold such documents in trust for, as bailee for, and for the benefit of the Buyer and shall deliver such documents to the Custodian, as may be requested by the Buyer at any time, within two (2) Business Days after such request.
(v)    After receipt of a Request and prior to the delivery of the Tangible Timeshare Loan Files set forth in a Request, the Buyer may notify the Custodian that no Tangible Timeshare Loan Files will be released to the Servicer without the express written consent of the Buyer. Upon Custodian’s receipt from the Buyer of any written notice, whether or not there has been a Servicer Event of Default, that the Servicer may no longer provide such instructions, the Custodian shall no longer take any instructions by the Servicer and shall only take instructions by the Buyer as set forth in Section 1.3(b). Upon receipt of such notice from the Buyer, the Custodian shall, within three (3) Business Days of a Request by the Servicer, but only upon written approval by the Buyer, release or cause to be released such Timeshare Loans and the related Tangible Timeshare Loan Files as set forth in the Request to the Servicer without recourse to the Custodian.
(vi)    If any Tangible Timeshare Loan Files are not held in accordance with the terms of this Custodial Agreement, the related Timeshare Loan shall be deemed to be a Defective Timeshare Loan.
(b)    Notwithstanding any provision of this Custodial Agreement to the contrary, the Custodian shall not give notice of a Material Exception because any document included in a Timeshare Loan File is in a language other than English, provided that (i) the Servicer has furnished to the Custodian a certified English translation of such document (the “Certified Translated Document”) reasonably satisfactory to the Custodian and (ii) provided a certification to the Custodian (which may be by electronic means), and a copy of such certification to the Buyer, that such Certified Translated Document is identical to the foreign language template document (the “Foreign Language Template”) attached to the Certified Translated Document. The Custodian shall be entitled to rely upon such Certified Translated Document and related Foreign Language Template in determining whether any Material Exception exists with respect to the related Timeshare Loan File. Based upon the related Certified Translated Document, the Custodian shall review a document in a language other than English in accordance with the terms and conditions of this Custodial Agreement.
To assist in the foregoing provisions of this Section 1.2(b), the Servicer shall at all times during the term of this Custodial Agreement, maintain a current listing in a chart format that identifies the Certified Translated Documents and related Foreign Language Templates, and periodically provide the Custodian and the Buyer with such chart whenever it is revised. At such time as a document in a language other than English is delivered to the Custodian, the Servicer shall identify by reference to such chart to which Foreign Language Template such document corresponds.
Section 1.3.    Release of Timeshare Loans and Related Custodial Documents.
(a)    Unless the Custodian receives written notice from the Buyer that there has been a Servicer Event of Default which has not been cured as specified in the Sale Agreement, the Servicer may, from time to time and pursuant to a Request, request the Custodian to Deliver related Tangible Timeshare Loan Files to the Servicer due to payment in full on any Timeshare Loan, due to servicing requirements as described in Section 1.2(a), or for any other reason authorized under the Sale Agreement; provided, that upon Custodian’s receipt from the Buyer of any written notice, whether or not there has been a Servicer Event of Default, that the Servicer may no longer provide such instructions on the Buyer’s behalf, the Custodian shall no longer take any instructions by the Servicer and shall only take instructions by the Buyer as set forth in Section 1.3(b). Upon receipt of such notice from the Buyer, the Custodian shall, within three (3) Business Days of a Request by the Servicer, but only upon written approval by the Buyer, release or cause to be released such Timeshare Loans and the related Tangible Timeshare Loan Files as set forth in the Request to the Servicer without recourse to the Custodian.
(b)    The Buyer may request the Custodian in writing to Deliver any Timeshare Loan Files to the Seller, or the Servicer upon the satisfaction by the Seller of the requirements set forth in the Sale Agreement relating to repurchased or substituted Timeshare Loans, or for any other reason authorized under the Sale Agreement. Upon receipt of such request, the Custodian shall, within three (3) Business Days of such receipt, Deliver the related Timeshare Loan Files to the Seller (or an assignee thereof) as directed by the Buyer, without recourse to the Custodian.
ARTICLE II
CONCERNING THE CUSTODIAN
Section 2.1.    Representations and Warranties of Custodian.
(a)    The Custodian (i) is duly organized, validly existing and in good standing under the laws of the United States of America and (ii) has full corporate power and authority to conduct its business and affairs and to perform its obligations under this Custodial Agreement.
(b)    The Custodian does not control, is not controlled by, nor is under common control with, the Seller, the Buyer, the Servicer, or any of their respective Affiliates.
(c)    This Custodial Agreement, when executed and delivered by the Custodian, shall constitute the valid, legal and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except as the enforcement thereof may be limited by applicable receivership or similar debtor relief laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law.

(d)    By execution of this Custodial Agreement, the Custodian represents, warrants and covenants that it does not currently hold, and during the existence of this Custodial Agreement shall not hold, any adverse interest, by way of security or otherwise, in any Timeshare Loan, and hereby waives and releases any such interest that it may have in any Timeshare Loan as of the date hereof. Notwithstanding any other provisions of this Custodial Agreement and without limiting the generality of the foregoing, the Custodian shall not, at any time exercise or seek to enforce any claim, right or remedy, including any statutory or common law rights of set-off, if any, that the Custodian may otherwise have against all or any part of a Timeshare Loan File, a Timeshare Loan, the Seller, the Buyer, the Servicer, or any proceeds of the foregoing.
(e)    The Custodian represents and warrants that (i) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Custodial Agreement and (ii) there is no litigation pending or, to the Custodian’s knowledge, threatened, which if determined adversely to Custodian, would adversely affect the execution, delivery or enforceability of this Custodial Agreement, or any of the duties or obligations of the Custodian hereunder.
(f)    In respect of other transactions involving the Seller, or any of its Affiliates, where the Custodian acts as custodian, the Custodian is (i) in possession or control of all loan files required by the related custodial agreements and (ii) is in compliance with such custodial agreements.
(g)    The Custodian represents and warrants as of the date hereof and as of each Transfer Date, that the Custodian has a license to use the eOriginal System and exclusive access to the Warehouse Vault Partition and the terms thereof are sufficient to permit the Custodian to perform its duties and obligations hereunder.
(h)    The Custodian represents and warrants as of the date hereof and as of each Transfer Date, that no Seller or any affiliate of Seller has any right of access to the Warehouse Vault Partition.
Section 2.2.    Duties of Custodian.
(a)    The Custodian shall use reasonable care, in accordance with the standard customs adhered to by prudent institutions that act as custodians in the performance of its obligations hereunder; provided, however, that the foregoing and nothing contained herein or otherwise shall be construed to impose upon the Custodian any obligations or duties that are not otherwise specifically set forth in this Custodial Agreement or applicable law.
(b)    The Custodian shall maintain continuous custody of all physical items Delivered to it in secure fire-resistant facilities located in the State of Minnesota. All Tangible Timeshare Loan Files will be physically separated from the files relating to other receivables for which the Custodian holds on behalf of itself or others. Upon two (2) Business Days prior written request, the Custodian shall provide access to the Tangible Timeshare Loan Files to the Buyer and their related representatives. The Timeshare Loan Files will initially be kept at MAC N9401-011, 1055 10th Avenue SE, Minneapolis, MN 55414 and the Custodian will provide at least 30 days’ prior written notice to the Servicer and the Buyer before such location is changed.

(c)    The Custodian shall maintain each Electronic Timeshare Loan File such that (i) the watermark on the Authoritative Copy of any document contained therein shall read “View of Authoritative Copy”, (ii) a watermark on any copy of the Authoritative Copy thereof or a copy of any document contained therein shall read “View of Non-Authoritative Copy”, and (iii) the Required Legend is placed on each perceivable rendering of each document contained therein. The Custodian shall cause the Warehouse Vault Partition to reflect the name of the Seller.
(d)    The Custodian shall appoint only its own personnel (or personnel of its subcontractors) as authorized users of the Warehouse Vault Partition and the Electronic Timeshare Loan Files contained therein and shall not otherwise permit any Person to have access thereto other than any personnel of eOriginal in connection with providing technical support.
(e)    The Custodian shall not transfer or export any Electronic Timeshare Loan File except in accordance with the terms hereof and shall not destroy any Electronic Timeshare Loan File.
(f)    The Custodian shall, at its own expense, maintain at all times during the existence of this Custodial Agreement, and keep in full force and effect (a) fidelity insurance, (b) theft of document insurance, (c) forgery insurance, and (d) insurance covering the risk of errors and omissions. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or other institutions that act as custodians in similar transactions. Upon written request, the Custodian shall provide an Officer’s Certificate stating that such policy is in full force and effect.
(g)    Upon written request from the Buyer, the Custodian shall provide copies of Timeshare Loan Files to the Buyer at the Servicer’s expense (as such expenses are calculated pursuant to Section 3.2 hereof).
(h)    Except as expressly provided for herein, the Custodian shall not deliver physical possession of, or otherwise transfer, assign, pledge, mortgage, convey or dispose of any Timeshare Loan Files in its possession or under its control to any other Person.
(i)    With respect to any Timeshare Loan File, the Custodian shall only act as Custodian for one party.
(j)    Upon written request from the Buyer, the Custodian shall initiate the Export (defined below) process and deliver to the Buyer copies of reports produced by the eOriginal System that set forth, in reasonable detail, the history, including, without limitation, the original electronic execution as well as the previous alterations, modification or amendments and the conversion to tangible chattel paper of any such Approved Exported Timeshare Loan File. The Custodian shall then confirm that it has in its possession a physical Timeshare Loan File for each Timeshare Loan File which was converted into an Approved Exported Timeshare Loan File and confirm the same to the Buyer in writing, and maintain possession of such Approved Exported Timeshare Loan File in accordance with the terms of this Agreement or, if the Buyer shall so instruct the Custodian in writing, deliver such Approved Exported Timeshare Loan File as directed by the Buyer. The reasonable and documented fees, costs and expenses related to such Exporting of the Electronic Timeshare Loan Files shall be the obligation of the Initial Servicer. For purposes of this paragraph:

(i) “Export” with respect to a Timeshare Loan File, shall mean the Custodian has decommissioned the related Electronic Timeshare Loan File and the Authoritative Copies of the related documents contained therein are printed out pursuant to a “Paper Out”™ within the meaning specified in eOriginal’s System and (ii) “Approved Exported Timeshare Loan File” shall mean an Electronic Timeshare Loan File which has been Exported by the Custodian such that the related Electronic Timeshare Loan File is destroyed and the Authoritative Copies of the related documents contained therein are printed out and held by the Custodian pursuant to this Agreement, together with the document history report prepared by eOriginal related to such Timeshare Loan File.
Section 2.3.    Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall automatically without further action or notice to any person, be the successor of Custodian hereunder, and notice thereof shall be provided by the Custodian to the Servicer, the Buyer and the Seller.
Section 2.4.    Limitation of Liability. The duties and obligations of the Custodian shall be determined solely by the express provisions of this Custodial Agreement. The Custodian shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Custodial Agreement or as set forth in a written amendment to this Custodial Agreement executed by the parties hereto or their successors and assigns. Except as set forth in Section 2.6 hereof, the Custodian neither shall assign, transfer, pledge or grant a security interest in any of its rights, obligations, benefits or privileges hereunder, nor shall the Custodian delegate or appoint any other Person to perform or carry out any of its duties, responsibilities or obligations under this Custodial Agreement. Except as set forth in Section 2.6 hereof, any act or instrument purporting to effect any such assignment, transfer, pledge, grant, delegation or appointment shall be void. Subject to Section 2.4(h) hereof, no representations, warranties, covenants (other than those expressly made by the Custodian in this Custodial Agreement) or obligations of Custodian shall be implied with respect to this Custodial Agreement or the Custodian’s services hereunder. Without limiting the generality of the foregoing, the Custodian:
(a)    shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed in writing by the parties hereto and shall use the same degree of care and skill as is reasonably expected of prudent financial institutions acting in comparable capacities and with due care in performance of its duties hereunder;
(b)    shall be regarded as making no representations and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any certificates or Timeshare Loans represented thereby, and shall not be required to and shall not make any representations as to the validity, value, perfectibility or genuineness of any Timeshare Loans;
(c)    shall not be required to expend or risk its funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if the Custodian believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(d)    may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram, facsimile or other document, or any security, delivered to it and which in good faith it believes to be genuine and which has been signed by the proper party or parties. The Custodian may rely conclusively on and shall be protected in acting upon the written instructions of any (i) Responsible Officer of the Buyer, (ii) designated officer of the Servicer having such authority identified on Exhibit C attached hereto or (iii) such other persons as may be designated in writing by the Buyer to the Custodian from time to time;
(e)    may consult with the Custodian’s in-house counsel or any other counsel nationally recognized in the area of commercial transactions and reasonably acceptable to the Custodian with regard to legal questions arising out of or in connection with this Custodial Agreement, and, provided the Custodian exercises reasonable judgment, the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Custodian in reasonable reliance, in good faith and in accordance therewith;
(f)    shall not be liable for any error of judgment made in good faith, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith, except in the case of its willful misconduct, negligent performance or omission, or bad faith;
(g)    undertakes to perform only such duties and obligations as are specifically set forth in this Custodial Agreement. Neither the Custodian nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Custodial Agreement other than damages which result from the negligence or willful misconduct of it or them. In no event will the Custodian or any of its officers, directors, employees or agents be liable for any consequential, indirect, punitive or special damages;
(h)    may execute any of the rights, privileges or powers hereunder or perform any duties hereunder either directly or through agents or attorneys, provided, however, that the execution of such rights, privileges or powers by any such agents or attorneys shall not diminish, or relieve the Custodian for, responsibility therefor to the same degree as if the Custodian itself had executed such rights, privileges or powers;
(i)    shall have no responsibility or duty with respect to any Timeshare Loan Files while not in its possession or under its control;
(j)    shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Custodial Agreement, other than for the Custodian’s compensation or for reimbursement of expenses hereunder;
(k)    shall have no duty to qualify to do business in any jurisdiction other than (i) any jurisdiction where any Timeshare Loan File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the ability of the Custodian to perform its duties hereunder;

(l)    shall not be imputed with any knowledge of, or information possessed by, the Buyer, and vice versa;
(m)    in the event that (i) any of the parties to this Custodial Agreement shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Timeshare Loan File or any document included within a Timeshare Loan File or (ii) a third party, shall institute any court proceeding by which any Timeshare Loan File or a document included within a Timeshare Loan File shall be required to be delivered otherwise than in accordance with the provisions of this Custodial Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Custodial Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by law and applicable judicial orders, if any, continue to hold and maintain all the Timeshare Loan Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Timeshare Loan File or any document included within such Timeshare Loan File as directed in writing by the Buyer, which shall give a direction consistent with such court determination. Expenses and fees (including, without limitation, attorney’s fees and expenses) of the Custodian incurred as result of such proceedings shall be paid by the Servicer out of the Receivables;
(n)    shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental or regulatory actions, fire, communication line failures, computer viruses, power failures or earthquakes (each a “Force Majeure Event”), including the inability of the Custodian to access the Electronic Timeshare Loan Files due to any Force Majeure Event;
(o)    shall not be responsible for the acts or omissions of the Buyer, the Servicer, eOriginal, DocuSign or any other Person. The parties acknowledge and agree that in making statements herein regarding “control” of the Electronic Timeshare Loan Files, the Custodian is relying on (and shall be entitled to rely upon) representations and covenants from eOriginal regarding the eOriginal System and the various criteria constituting “control”;
(p)    may act in reliance upon any written communication of the Buyer concerning the Delivery, possession or control of the Electronic Timeshare Loan Files pursuant to this Agreement; and
(q)    shall not be responsible for any Electronic Timeshare Loan Files in the Warehouse Vault Partition, or for any obligations related thereto (including, but not limited to, reporting related to such Electronic Collateral), under this Agreement after its access to the Warehouse Vault Partition is terminated.
The provisions of this Section 2.4 shall survive the resignation or removal of the Custodian and the termination or assignment of this Custodial Agreement.

Section 2.5.    Indemnification.
The Initial Servicer shall indemnify and hold the Custodian harmless from and against all liabilities, damages, losses, fees (including reasonable attorneys’ fees and expenses) penalties, actions, judgments, suits, and costs and expenses incurred by the Custodian as a result of any legal proceedings or in defending against any action or claim relating to the performance of its duties hereunder, unless such liabilities, damages, losses, fees, penalties, actions, judgments, suits, costs and expenses shall arise from the Custodian’s negligence or willful misconduct. The Custodian’s rights to indemnification shall survive the resignation or removal of the Custodian and the termination or assignment of this Custodial Agreement. Such indemnification shall include, but not be limited to, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, payments, costs or expenses relating to or arising out of (i) the conduct by Seller or any affiliate thereof and any Obligor of any transaction by electronic means, (ii) the creation, generation, communication or transfer of Electronic Timeshare Loan Files by electronic means, (iii) the utilization by Seller or any affiliate thereof of the web portal, eOriginal System or software of eOriginal, (iv) the failure of the eOriginal System to create and maintain a single Authoritative Copy of any document in any Electronic Timeshare Loan File or to otherwise conform with the eOriginal System description, except due to a modification made by or at the direction of the Custodian not in compliance with the terms of this Agreement or not at the direction of the Buyer, or (v) the negligence, or fraudulent or willful misconduct, of eOriginal in connection with the Electronic Timeshare Loan Files.
In the event that the Custodian fails to produce an Obligor Note or any document related to the Timeshare Loan File that was in its possession pursuant to this Custodial Agreement within two (2) Business Days after a written request therefor by the Servicer or the Buyer, in accordance with the terms and conditions hereof, provided that (i) the Custodian previously delivered to the Buyer (with a copy to the Seller and the Servicer) a Trust Receipt, an Inventory Report and a Material Exception Report which did not list the failure of a Timeshare Loan File to include such document as a Material Exception; (ii) such document is not outstanding pursuant to a Request; and (iii) such document was held by the Custodian on behalf of the Buyer, as applicable (a “Custodial Delivery Failure”), then the Custodian shall (a) with respect to any missing Obligor Note, promptly deliver to the Buyer, the Seller and the Servicer, upon request, a Lost Note Affidavit and (b) with respect to any missing document related to a Timeshare Loan, including, but not limited to a missing Obligor Note, indemnify the Buyer, the Seller and the Servicer in accordance with the succeeding paragraph of this Section 2.5. In the event that such original Obligor Note is subsequently found and delivered to the related party, such party shall promptly return the Lost Note Affidavit to the Custodian.
The Custodian agrees to indemnify and hold the Buyer, the Seller and the Servicer and their respective designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or out-of-pocket expenses, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to arising out of a Custodial Delivery Failure or a material breach by the Custodian in its performance of its duties hereunder which was the result of the Custodian’s negligence, bad faith or willful misconduct. In no event shall the Custodian or its officers, directors, employees and other agents be held liable for any special, direct, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith, even if advised of the possibility of such damages.
The Initial Servicer agrees to indemnify and hold the Buyer, the Seller, the Custodian and their respective designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or out-of-pocket expenses, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to arising out of (i) the conduct by Seller or any affiliate thereof and any Obligor of any transaction by electronic means, (ii) the creation, generation, communication or transfer of Electronic Timeshare Loan Files by electronic means, (iii) the utilization by Seller or any affiliate thereof of the web portal, eOriginal System or software of eOriginal, (iv) the failure of the eOriginal System to create and maintain a single Authoritative Copy of any document in any Electronic Timeshare Loan File or to otherwise conform with the eOriginal System description, except due to a modification made by or at the direction of the Custodian not in compliance with the terms of this Agreement or not at the direction of the Buyer, or (v) the negligence, or fraudulent or willful misconduct, of eOriginal or the breach of any obligation of eOriginal in connection with the Electronic Timeshare Loan Files.
Section 2.6.    Resignation by the Custodian; Successor Custodian.
(a)    The Custodian may at any time resign and terminate its obligations under this Custodial Agreement upon at least sixty (60) days’ prior written notice to the Servicer, the Buyer and the Seller. Such resignation shall not be effective until a successor custodian acceptable to the Buyer shall have assumed the duties of Custodian hereunder. The Custodian shall maintain physical possession of the Tangible Timeshare Loan Files and control of the Electronic Timeshare Loan Files until the due appointment of a successor custodian and the orderly transfer of the Timeshare Loan Files to such successor custodian. Promptly after receipt of notice of the Custodian’s resignation, the Servicer, with the written consent of the Buyer (or, so long as a Servicer Event of Default has occurred and is continuing, the Buyer), shall appoint, by written instrument, a successor custodian. If the Servicer fails to appoint a successor within thirty (30) days of such notice of resignation, the Custodian may petition a court of competent jurisdiction to appoint a successor custodian.
(b)    The Buyer may at any time terminate the obligations of the Custodian under this Custodial Agreement immediately for a material breach of its obligations hereunder or upon at least sixty (60) days’ prior written notice to the Custodian. The Servicer shall not terminate obligations of the Custodian under this Custodial Agreement without the prior written consent of the Buyer. If the Buyer fails to appoint a successor within thirty (30) days of such notice of termination, the Custodian may petition a court of competent jurisdiction to appoint a successor custodian. All costs and expenses (including attorneys’ fees and expenses) incurred by the Custodian relating to any such petition to appoint a successor custodian shall be paid by the Buyer.
(c)    Upon its termination or resignation, the Custodian will take such actions as the Buyer may direct in a commercially reasonable manner and including any such actions as are necessary to best facilitate the transition of the performance of the Custodian’s activities to the successor Custodian. The Custodian, at the expense of the Buyer, shall provide reasonable assistance to the successor custodian to assume and perform the duties of the Custodian hereunder (including, without limitation, the prompt delivery of possession and/or control of all Timeshare Loan Files to the successor custodian or such other directions by the Buyer at such time).
ARTICLE III
MISCELLANEOUS PROVISIONS
Section 3.1.    Notices. Any request, demand, authorization, direction, notice, consent, waiver or other documents provided or permitted by this Custodial Agreement to be made upon, given or furnished to, or filed with any party hereto shall be sufficient for every purpose hereunder if in writing and delivered by facsimile transmission or mailed, first-class postage prepaid and addressed to the appropriate address below, or to such other addresses or telephone numbers as either party may advise the other party by notice:
(a)    to the Servicer at Diamond Resorts Financial Services, Inc., 10600 West Charleston Boulevard, Las Vegas, Nevada 89135, Attention: David L. Womer, President, Facsimile Number: (702) 804-8632, Telephone Number: (702) 823-7350, with copies to Diamond Resorts Corporation, 10600 West Charleston Boulevard, Las Vegas, Nevada 89135, Attention: General Counsel, Facsimile Number: (702) 765-8610, Telephone Number: (702) 823-7560;
(b)    to the Seller at DRI Quorum 2010 LLC, 10600 West Charleston Boulevard, Las Vegas, Nevada 89135, Attention: General Counsel, Facsimile Number: (702) 765-8610, Telephone Number: (702) 823-7560;
(c)    to the Buyer at Quorum Federal Credit Union, 2 Manhattanville Road, Purchase, NY 10577, Attention: Bruno Sementilli, CEO, Facsimile Number: (914) 641-3898, Telephone Number: (914) 641-3739; and
(d)    to the Custodian at Wells Fargo Bank, National Association, MAC N9401-011, 1055 10th Avenue SE, Minneapolis, MN 55414, Attention: Corporate Trust Services – Asset-Backed Securities Vault, Facsimile Number: (612) 667-1080, Telephone Number: (612) 667-8058.

Section 3.2.    Compensation. The Servicer shall pay from the Receivables pursuant to Section 8(b) of the Sale Agreement, compensation to the Custodian for its services hereunder as set forth on Exhibit D, hereto. The provisions of this Section 3.2 shall survive the resignation or removal of the Custodian and the termination or assignment of this Custodial Agreement.
Section 3.3.    Amendments. No modification or amendment of or supplement to this Custodial Agreement shall be valid or effective unless the same is in writing and signed by the Custodian and the Buyer and, so long as no Event of Default has occurred and is continuing under the Sale Agreement, the Servicer.
Section 3.4.    Governing Law. This Custodial Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.
Section 3.5.    Counterparts. This Custodial Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered shall be deemed to be an original instrument and all of the counterparts, taken together, shall constitute one and the same agreement.
Section 3.6.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Custodial Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Custodial Agreement and shall in no way affect the validity or enforceability of the other provisions of this Custodial Agreement.
Section 3.7.    Communication. The parties agree that an Electronic Timeshare Loan File shall be “communicated” to the Custodian upon the transfer of the Authoritative Copy of such Electronic Timeshare Loan File to the Warehouse Vault Partition and acceptance of the Custodian of such Authoritative Copy into the Warehouse Vault Partition, and the Custodian shall thereafter maintain such Electronic Timeshare Loan File in the Warehouse Vault Partition on behalf of the Buyer. The Custodian shall maintain the Warehouse Vault Partition so that the eOriginal System will place the Required Legend on each page of any perceivable copy of a document in the related Electronic Timeshare Loan File. The Custodian shall not make any changes to the owner of record of the Warehouse Vault Partition or to the legend which appears on documents in the Electronic Timeshare Loan Files without the prior written consent of the Buyer.
[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Custodial Agreement as of the date first set forth above.

DRI QUORUM 2010 LLC, a Delaware limited liability company, as Seller By: Name: Lillian Luu Title: Treasurer

DIAMOND RESORTS FINANCIAL SERVICES, INC., a Nevada corporation, as Servicer By: Name: David Womer Title: President

IN WITNESS WHEREOF, the parties hereto have executed this Custodial Agreement as of the date first set forth above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Custodian By: Name: Title:

IN WITNESS WHEREOF, the parties hereto have executed this Custodial Agreement as of the date first set forth above.

QUORUM FEDERAL CREDIT UNION, a federally charted credit union, as Buyer By: Name: Title:

Execution

EXHIBIT E

SALE NOTICE

Date:

This Sale Notice is pursuant to the Amended and Restated Loan Sale and Servicing Agreement dated as of December 31, 2012, by and among DRI Quorum 2010 LLC, a Delaware limited liability company (“Seller”), Quorum Federal Credit Union, a federally chartered credit union (“Buyer”), Diamond Resorts Financial Services, Inc., a Nevada corporation (“Servicer”), and Wells Fargo Bank, National Association, a national banking association, (“Back-Up Servicer”) (as the same may be amended from time to time, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

The Seller intends to sell to the Buyer the Timeshare Loans described in the electronic file which shall contain the information and be in the form attached hereto and shall be delivered to the Buyer with this Sale Notice. Such Timeshare Loans were underwritten in accordance with the Buyer’s underwriting criteria, constitute Eligible Timeshare Loans, were Originated with the intention and expectation that Buyer will purchase the same, and are from Obligors who have executed and delivered an application for membership in the Buyer and will become members of the Buyer prior to Buyer purchasing the same.

This Sale Notice constitutes a conditional assignment of the Timeshare Loans to the Buyer subject to the fulfillment of the Pre-Funding Conditions, all conditions required to be satisfied on the Sale Date having been satisfied.

If a Timeshare Loan does not fully satisfy the Pre-Funding Conditions and does not constitute an Eligible Timeshare Loan, the Buyer shall not purchase such Timeshare Loan and the Seller may sell such Timeshare Loan free of any claims by the Buyer.

(Signature Page Follows)

Execution

DRI QUORUM 2010 LLC

By:     __________________________
Name:     __________________________
Title:     __________________________
Address:     __________________________
Attention:     ________________
Telephone: ________________
Facsimile:    ________________

Acknowledged by:

QUORUM FEDERAL CREDIT UNION, as Buyer

By: _______________________________________
Name:     Bruno Sementilli
Title:    President/CEO
Address:    2500 Westchester Ave., Suite 411
Purchase, NY 10577
Attention: President/CEO

Execution

Attachment to Exhibit E

Developer	Loan Number	Borrower Name	Loan Origination Date	Loan Balance	End of Rescission Period Date

Execution

Exhibit F-1

BUYER COMMITMENT PURCHASE CONFIRMATION

Date: ____________

Buyer agrees to purchase Sale Date Timeshare Loan Pool Number __________________ on the terms and conditions set forth in the certain Amended and Restated Loan Sale and Servicing Agreement by and among DRI Quorum 2010 LLC, as Seller, Quorum Federal Credit Union, as Buyer, Diamond Resorts Financial Services, Inc., as Servicer, and Wells Fargo Bank, National Association, as Back-Up Servicer, dated December 31, 2012 (the “Agreement”) as supplemented below:

A.	Aggregate principal balance of the Sale Date Loan Pool: $_________________

B.	Buyer Purchase Price Percentage: ________ percent (____%)

C.	Initial Purchase Price Installment: $_________________ [calculated in accordance with H below]

D.	Program Fee Rate: ________ percent (____%).

E.	Target Net Investment Percentage: _______ percent (_____%)

F.
Loan Purchase Fee: $______ [insert amount equal to the product of (i) _____% and (ii) the outstanding principal loan balance of the related Sale Date Loan Pool times the Buyer Purchase Price Percentage]

G.	Timeshare Portfolio Performance Event levels:

(i)	Delinquency Level: ________% [rolling three month average monthly Delinquency Level]

(ii)	Default Level: _________ % [rolling three month average monthly Default Level]

(iii)	Cumulative Default Level: ________%

H.	The Initial Purchase Price Installment has been calculated as follows:

(i)	The product of the aggregate principal balance of the Sale Date Loan Pool and the Buyer Purchase Price Percentage: $______________

Less

(ii)	Loan Purchase Fee: $____________

The electronic file detailing each Timeshare Loan is hereby delivered to Seller with this purchase confirmation.

F-1 - 1

Buyer has rejected the following loans for the undernoted reasons:

This Buyer Commitment Purchase Confirmation is provided under the provisions of Section 3 of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

QUORUM FEDERAL CREDIT UNION, as Buyer

By: ______________________________________
Name:     Bruno Sementilli
Title:     President
Address:     2500 Westchester Ave., Suite 411
Purchase, NY 10577
Attention:     President/CEO
Telephone:    914-641-3739
Facsimile:     914-641-3777

DRI QUORUM 2010 LLC, as Seller

By: ______________________________________
Name:     Lillian Luu
Title:     Treasurer
Address:     10600 West Charleston Boulevard
Las Vegas, NV 89135
Attention:     General Counsel
Telephone:     702-823-7560
Facsimile:     702-765-8610

F-1 - 2

Execution

Exhibit F-2

Buyer Purchase Confirmation

Date: _______________

Buyer agrees to purchase Sale Date Timeshare Loan Pool Number __________________ on the terms and conditions set forth in the Amended and Restated Loan Sale and Servicing Agreement by and among DRI Quorum 2010 LLC, as Seller, Quorum Federal Credit Union, as Buyer, Diamond Resorts Financial Services, Inc., as Servicer, and Wells Fargo Bank, National Association, as Back-Up Servicer, dated December 31, 2012 (the “Agreement”) as supplemented below:

A.	Aggregate principal balance of the Sale Date Loan Pool: $_____________________

B.	Buyer Purchase Price Percentage: ___________ percent (_____%)

C.	Initial Purchase Price Installment: $_________________ [calculated in accordance with H below]

D.	Program Fee Rate: ______________ percent (____%).

E.	Target Net Investment Percentage: _______ percent (_____%)

F.	Program Fee Rate: ________ percent (____% )

G.
Loan Purchase Fee: $______ [insert amount equal to the product of (i) _____% and (ii) the outstanding principal loan balance of the related Sale Date Loan Pool times the Buyer Purchase Price Percentage]

H.	Timeshare Portfolio Performance Event levels:

(i)	Delinquency Level: _________ percent (_____%) [rolling three month average monthly Delinquency Level]

(ii)	Default Level: _________ percent (_____%) [rolling three month average monthly Default Level

(iii)	Cumulative Default Level: _________ percent (_______%)

The Initial Purchase Price Installment has been calculated as follows:

(i)	The product of the adjusted aggregate principal balance of the Sale Date Loan Pool and the Buyer Purchase Price Percentage: $_____________

Less

(ii)	Loan Purchase Fee: ____________

F-2 - 1

The electronic file detailing each Timeshare Loan is hereby delivered to Seller with this purchase confirmation adjusted by deleting all Timeshare Loans rejected by Buyer.

Buyer has rejected the following loans for the undernoted reasons:

This Buyer Purchase Confirmation is provided under the provisions of Section 3 of the Agreement and unless the Buyer has received the undernoted notice rejecting this confirmation by 5 PM (New York City Time) on the business day prior to the sale date the transaction will close on the Sale Date.

QUORUM FEDERAL CREDIT UNION, as Buyer

By: ____________________________________
Name:     Bruno Sementilli
Title:     President
Address:     2500 Westchester Ave., Suite 411
Purchase, NY 10577
Attention:     President/CEO
Telephone:     914-641-3739
Facsimile:     914-641-3777

PURCHASE CONFIRMATION REJECTED THIS ____ DAY OF _________________.

DRI QUORUM 2010 LLC, as Seller

By: _____________________________
Name:     Lillian Luu
Title:     Treasurer
Address:     10600 West Charleston Boulevard
Las Vegas, NV 89135
Attention:     General Counsel
Telephone:     702-823-7560
Facsimile:     702-765-8610

F-2 - 2

Execution

EXHIBIT K

SETTLEMENT AND FUNDING NOTICE

Date:

This Settlement and Funding Notice is pursuant to the Amended and Restated Loan Sale and Servicing Agreement dated as of December 31, 2012, by and among DRI Quorum 2010 LLC, a Delaware limited liability company (“Seller”), Quorum Federal Credit Union, a federally chartered credit union (“Buyer”), Diamond Resorts Financial Services, Inc., a Nevada corporation (“Servicer”), and Wells Fargo Bank, National Association, a national banking association (“Back-Up Servicer”) (as amended from time to time, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

The Seller hereby confirms that the Pre-Funding Conditions have been satisfied with respect to the Timeshare Loans described on the attached Exhibit A. The Seller proposes to sell to the Buyer the Timeshare Loans on Exhibit A and further described below.

Proposed Sale Date:

Aggregate principal balance of Sale Date Loan Pool:     $

Number of Timeshare Loans in Sale Date Loan Pool:

Range of balances of Timeshare Loans:     $     to $

Range of seasoning of Timeshare Loans:      months to months

Aggregate balance of Timeshare Loans in the Sale     $
Date Loan Pool to non-U.S, domiciled Borrowers:

Aggregate balance of Timeshare Loans in the Sale     $
Date Loan Pool secured by a right-to-use vacation
ownership interest with a finite use:

Aggregate balance of Timeshare Loans in the Sale     $
Date Loan Pool secured by a vacation ownership
interest that limits use to less frequently than each year:

Aggregate balance of Timeshare Loans in the Sale    $
Date Loan Pool that are Eligible In-Transit Loans:

Sale Date Loan Pool Number:

K - 1

Unless a Buyer’s purchase confirmation is received by the Seller before 12:00 p.m. one business day prior to the Sale Date, this offer of sale will expire.

DRI QUORUM 2010 LLC

By:
Name:
Title:
Address:
Attention:
Telephone:
Facsimile: ______________

K - 2